UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2021

BlackLine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, CA 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BL	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2021, the Board of Directors (the “Board”) of BlackLine, Inc. (“BlackLine” or the “Company”) appointed Barbara Whye to serve as a member of the Board. Ms. Whye will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2022.

Since November 2021, Ms. Whye has worked as Vice President of Inclusion & Diversity at Apple Inc. Before joining Apple, Ms. Whye spent 25 years with Intel Corporation, a semiconductor chip and technology company, in various roles including Business operations and Talent Manager, Internal Senior Business Consultant, Director of Global Strategic Initiatives, Director of Diversity in Technology Imitative, Director of Strategy and External Alliances and most recently, Chief Diversity and Inclusion Officer and Corporate Vice President of Social Impact. Ms. Whye holds a B.S. in electrical engineering from the University of South Carolina (USC) and holds an M.B.A. from USC’s Darla Moore School of Business.

In accordance with the Company’s amended and restated Outside Director Compensation Policy, the terms of which are described in the Company’s proxy statement for its 2021 annual meeting of stockholders, Ms. Whye is entitled to cash and equity compensation for service on the Board. Pursuant to the Outside Director Compensation Policy, as amended in 2019, Ms. Whye is entitled to $40,000 in annual cash compensation for service on the Board and an initial equity award with a grant date value of $185,000 multiplied by a fraction, (1) the numerator of which is (x) 12 minus (y) the number of full months between the date of the last annual meeting of stockholders and the date the individual becomes a member of the board and (2) the denominator of which is 12 (rounded to the nearest whole share). Ms. Whye will also enter into BlackLine’s standard form of indemnification agreement, which has been previously filed with the SEC.

There are no family relationships between Ms. Whye and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by BlackLine, Inc., dated April 19, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackLine, Inc.

By:	/s/ Mark Partin
Name:	Mark Partin
Title:	Chief Financial Officer

Date: April 19, 2021